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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in the Company's Registration Statements on Form S-8 (No. 333-31030) and Form S-3 (No. 333-36307) of our report dated April 7, 2000, which appears in the Annual Report on Form 10-KSB of U.S. Energy Systems, Inc. and subsidiaries for the year ended January 31, 2000 and to the reference to our firm under the caption "Experts" in the prospectus.



Richard A. Eisner & Company, LLP

New York, New York
April 28, 2000